Exhibit 10.2

TERM LOAN AGREEMENT

Dated as of January 27, 2021

MSC Income Fund, Inc., a Maryland corporation (the “Borrower”), and Main Street Capital Corporation, a Maryland corporation (the “Lender”), agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 21):

1.            Loan. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to advance a term loan denominated in Dollars to the Borrower (the “Loan”) on the Closing Date in an aggregate principal amount of $40,000,000.00 (the “Commitment”). Any portion of the Loan borrowed hereunder that is repaid or prepaid may not be re-borrowed. The Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding by the Lender of the Loan on the Closing Date. Upon the fulfillment of the conditions specified in Section 7, the Loan shall be disbursed by the Lender on the Closing Date in Dollars in funds immediately available to the Borrower in such manner as shall be reasonably acceptable to the Lender.

2.            Interest. Interest on the Loan shall accrue at the rate of 5.00% per annum from the date of the Loan until the Loan is repaid in full. Interest shall be calculated on the basis of the actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days. All interest determinations and calculations by Lender are presumptively correct absent manifest error. Accrued interest is due and payable quarterly in arrears on the last day of each quarter, beginning on March 31, 2021.

3.            Repayment.

(a)               Maturity. The Borrower promises to repay the entire unpaid principal amount of the Loan and all accrued but unpaid interest thereon on the Maturity Date.

(b)               Voluntary Prepayment. Subject to Section 22 hereof, the Borrower may, at any time and from time to time on any Business Day, prepay the outstanding principal amount of the Loan, in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal prepaid.

(c)               Mandatory Prepayment. Subject to Section 22 hereof, upon the occurrence of a Mandatory Prepayment Trigger Event, the Borrower shall prepay the then outstanding Loan and accrued interest thereon.

(d)               Prepayment Application. Each prepayment of the Loan by the Borrower pursuant to this Section 3 shall be applied first, to accrued but unpaid interest on the principal amount being prepaid, and second, the balance to the principal amount of the Loan.

4.            Upfront Fee. The Borrower shall pay the Lender on the Closing Date, an upfront fee equal to 1.00% of the Commitment (such fee, the “Upfront Fee”), which shall be fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

5.           [Reserved].

6.            Lender Acknowledgement. The Lender acknowledges that any obligations of the Borrower hereunder are unsecured and are expressly subordinated and junior in right of payment to the Senior Indebtedness as more fully described in Section 22.

7.            Conditions to Loan. The obligation of the Lender to make the Loan is subject to:

(a)          the fulfillment of each of the following conditions, in form and substance satisfactory to the Lender (in its sole and absolute discretion):

(i)               no Event of Default shall have occurred and be continuing on and as of the date each Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof;

(ii)              the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects), on and as of the date the Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)             the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested; and

(b)          payment of the Upfront Fee to the Lender.

8.            Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants that:

(a)          the Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Maryland;

(b)         the Borrower has the power and authority to execute, deliver and perform the terms hereof; and the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary action and do not contravene (i) the Borrower’s certificate of incorporation or bylaws or (ii) law or any contractual restriction binding upon or affecting the Borrower or its property;

(c)         this Agreement has been duly executed and delivered and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally;

(d)          the execution, delivery and performance of this Agreement in accordance with its terms, and the borrowing of the Loan hereunder, do not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of the Borrower under, any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any organizational document to which the Borrower is a party or by which the Borrower or any of its properties may be bound;

(e)          there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties, before any court or governmental authority or arbitrator that (i) either individually or in the aggregate, could reasonably be expected to result in a material adverse effect or (ii) purports to affect the legality, validity or enforceability of this Agreement;

(f)           the Borrower has filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid when due all taxes required to have been paid by it, except (i) taxes which are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established or (ii) the failure to do so would not reasonably be expected to result in a material adverse effect; and

(g)          after giving effect to the transactions contemplated by this Agreement, the Borrower is solvent.

9.            Covenants. From the date hereof until the date of the full, final and complete satisfaction of the Loan and all other amounts payable or accrued hereunder (the “Repayment Date”), the Borrower shall:

(a)          Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (ii) comply with applicable law in all material respects, including, without limitation, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, or any successor provisions, and (iii) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable against the Borrower in accordance with their respective terms, except to the extent that the failure to take such action or obtain any such consent or approval could not reasonably be expected to have a material adverse effect on the Borrower; provided, however, that the Borrower shall not be required to preserve any right or franchise if the board of directors of the Borrower shall determine that the preservation thereof is no longer desirable for the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lender.

(b)          Financial Reports. Deliver to the Lender (i) within ninety (90) days after the end of each fiscal year of the Borrower, annual audited consolidated financial statements of the Borrower and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States and (ii) within forty-five (45) days after the end of the first there fiscal quarters of the Borrower, unaudited quarterly consolidated financial statements of the Borrower and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States (subject to year-end audit adjustments and the absence of footnotes); provided that, the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the Securities Exchange Commission its Annual Report on Form 10-K for such fiscal year or its Quarterly Report on Form 10-Q for such fiscal quarter, as applicable, which is available to the public via EDGAR or any similar successor system.

(c)         Information. Upon the request from time to time of the Lender, the Borrower shall promptly furnish to the Lender such documents and information regarding this Agreement, the Loan, and the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, as the Lender may request, in each case in form and substance reasonably satisfactory to the Lender.

(d)          Taxes. To the extent that failure to do so would result in a material adverse effect, the Borrower shall file, or cause to be filed, all tax returns required to be filed by it in any jurisdiction, and pay all taxes imposed upon it or upon any of its properties prior to the time that such taxes become delinquent; provided that, the Borrower shall not be required to pay any such tax if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

10.          Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall have occurred and be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):

(a)          any payment of principal of the Loan shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement;

(b)          any payment of interest on the Loan shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement, and such default is not cured within two Business Days;

(c)          the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein, and such default shall continue without cure for a period of 30 days after receipt of written notice thereof from the Lender, or any representation or warranty contained herein shall at any time prove to have been incorrect or misleading in any material respect when made;

(d)          any default shall occur with respect to the payment of any recourse Indebtedness of the Borrower in an aggregate amount of $500,000 or more, and such default shall continue for more than the applicable period of grace or cure, if any; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof as a result of a default by the Borrower;

(e)          any material provision of this Agreement ceases to be a valid and binding obligation of the Borrower, or the Borrower shall so assert in any pleading filed in any court; or

(f)           a case or proceeding shall be commenced against the Borrower, or the Borrower shall commence a voluntary case, in either case seeking relief under any Bankruptcy Law, in each case as now or hereafter in effect, or the Borrower shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or for all or any part of its property, or the Borrower shall make a general assignment for the benefit of its creditors, or the Borrower shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;

then, during the continuance of any Event of Default (other than any Event of Default specified in clause (f) above), the Lender may by written notice to the Borrower declare, in whole or from time to time in part, the principal of, and accrued interest on, the Loan and all other amounts owing hereunder to be, and the Loan and such other amounts shall thereupon and to that extent become, due and payable to the Lender. During the continuance of any Event of Default specified in clause (f) above, automatically and without any notice to the Borrower, the principal of, and accrued interest on, the Loan and all other amounts payable hereunder shall be due and payable to the Lender and the Commitment shall terminate.

11.          Notices and Deliveries. All notices, communications and material to be given or delivered hereunder shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier (upon confirmation of receipt) or sent by electronic mail (upon submission), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

If to the Lender:

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
Attention: Jason B. Beauvais
E-mail: jbeauvais@mainstcapital.com

with a copy to (which shall not constitute a notice hereunder):

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Jay R. Alicandri, Esq.
Email: jay.alicandri@dechert.com

If to the Borrower:

MSC Income Fund, Inc.
c/o Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
Attention: Jason B. Beauvais
E-mail: jbeauvais@mainstcapital.com

12.          Assignment.

(a)          The Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lender.

(b)         The Lender may not assign any of its rights or obligations under this Agreement without the prior written consent of the Borrower; provided that, the Lender may do any of the following from time to time without the consent of the Borrower: (i) assign any or all of its rights and obligations under this Agreement to one or more Affiliates; (ii) pledge or otherwise grant a security interest or lien in any of its rights, obligations or interests under this Agreement to one or more of its lenders or (iii) transfer any of its rights, obligations or interests under this Agreement to any Person in connection with any exercise of remedies by any of its lender(s).

13.          Expenses. The Borrower shall pay or reimburse the Lender for all costs and expenses (including, but not limited to, fees and disbursements of legal counsel) incurred by the Lender in connection with, arising out of, or in any way related to, (i) the arrangement, negotiation, preparation and administration of the Loan and this Agreement and (ii) the enforcement, exercise, preservation or protection by the Lender of any of its rights under this Agreement.

14.          Judicial Proceedings. Each of the Borrower and the Lender agrees to submit to personal jurisdiction in any court of competent jurisdiction in Harris County in the State of Texas, and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Each of the Borrower and the Lender hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 11.

15.          LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

16.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

17.          Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.

18.          Amendment. This Agreement may be amended or modified only in writing signed by each party hereto.

19.         No Third Party Beneficiaries. This Agreement is made and entered into for the sole benefit of the parties hereto, and their respective successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement, except for the holders of Senior Indebtedness pursuant to Section 22.

20.          Entire Agreement. This Agreement represents the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto.

21.          Definitions. For purposes of this Agreement, any capitalized terms not defined in this Agreement shall have the respective meanings set forth in the TIAA Credit Facility; and the following terms are hereby defined as follows:

“Affiliate” of a specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.

“Agreement” shall mean this Term Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Borrower” is defined in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in Houston, Texas are authorized to close.

“Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.

“Closing Date” shall mean the date of this Agreement.

“Commitment” is defined in Section 1 of this Agreement.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Event of Default” is defined in Section 10 of this Agreement.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker’s acceptances; (iv) representing capital lease obligations; or (v) representing any hedging obligations.

“Liquidity” shall mean the sum of Unrestricted Assets, plus available borrowing capacity under the TIAA Credit Facility, plus the amount of commitments under an effective written agreement to refinance the Loan.

“Loan” is defined in Section 1 of this Agreement.

“Lender” is defined in the first paragraph of this Agreement.

“Mandatory Prepayment Trigger Event” shall mean the Lender or any Affiliate of the Lender ceasing to be an investment adviser to the Borrower.

“Maturity Date” shall mean January 27, 2026.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Repayment Date” is defined in Section 9 of this Agreement.

“Senior Indebtedness” shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy at a rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and other amounts due on or in connection with any secured Indebtedness of the Borrower, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Borrower, unless the terms of the instrument creating or evidencing such secured Indebtedness expressly provide that such Indebtedness is not superior in right of payment to principal of and interest (including any post-maturity interest) on the Loan.  For the purposes of this Agreement, all references to “Senior Indebtedness” shall be construed to include the TIAA Credit Facility, but exclude any Indebtedness under this Agreement.

“Subordination Event” is defined in Section 22(b)(i) of this Agreement.

“TIAA” is defined in the definition of “TIAA Credit Facility”.

“TIAA Credit Facility” shall mean that certain credit facility evidenced by the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 6, 2017 (as amended by the First Amendment to Credit Agreement, dated as of October 19, 2017, the Second Amendment to Credit Agreement, dated as of March 5, 2020, the Third Consent and Amendment to Credit Agreement, dated as of September 25, 2020, the Fourth Amendment to Credit Agreement, dated as of the date hereof, and as the same may be further amended, restated, supplemented or otherwise modified from time to time), among, inter alios, the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and TIAA, FSB as successor administrative agent (“TIAA”).

“Unrestricted Assets” shall mean the aggregate amount of Cash and Cash Equivalents held in accounts on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

“Upfront Fee” is defined in Section 4 of this Agreement.

22.          Subordination.

(a)          Agreement of Subordination: The Lender covenants and agrees that (a) to the extent and in the manner hereinafter set forth in this Section 22, the obligations of the Borrower to pay the Loan and all other amounts hereunder are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness; and (b) each holder of Senior Indebtedness whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have extended or acquired such Senior Indebtedness in reliance upon the covenants and provisions contained herein.

(b)          Subordination Upon Certain Events.

(i)               In the event and during the continuation of any default on any Senior Indebtedness of the Borrower, or upon the maturity of any of its Senior Indebtedness, resulting from the passage of time, acceleration or otherwise (each such event referred to as a “Subordination Event”), then unless and until such event shall have been cured or waived, shall have ceased to exist or provision shall have been made for payment in a manner satisfactory to the holders of such Senior Indebtedness, no payment shall be made by the Borrower with respect to the Loan (or any other payments due in connection with this Agreement).  The Borrower shall give prompt written notice to the Lender of any Subordination Event; provided, however, that the failure to give such notice shall not affect the provisions of this Section 22.

(ii)              Upon any payment by or distribution of assets of the Borrower to creditors resulting from the occurrence of an Event of Default under Section 10(f), all amounts due or to become due upon all the Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of the Loan (or any other payments due in connection with this Agreement); and any payment or distribution of assets of the Borrower to which the Lender would be entitled except for the provisions of this Section 22 shall be paid or distributed by the Borrower or any receiver, trustee, liquidator or agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness or their representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and any interest on such Senior Indebtedness held or represented by each (or as otherwise required by law), to the extent necessary to make payment in full of all Senior Indebtedness of the Borrower remaining unpaid. The Borrower shall give prompt written notice to the Lender of the occurrence of an Event of Default under Section 10(f); provided, however, that the failure to give such notice shall not affect the provisions of this Section 22.

(iii)             Until the earlier of (x) the Maturity Date and (y) the date on which the Obligations under the TIAA Credit Facility are paid in full (other than contingent obligations), and notwithstanding any contrary provision of this Agreement, the Lender shall not (A) accelerate, or permit acceleration of, payment of principal of the Loan or (B) file, or join in the filing of, any petition for reorganization, liquidation, bankruptcy protection, or appointment of a receiver for the Borrower or any of its assets, or any action under other Bankruptcy Law, without the prior written consent of TIAA.

(iv)             Except for regularly scheduled payments of interest required pursuant to this Agreement and the payment when due of the fees and expenses that are required to be paid in connection with this Agreement, the Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal in respect of the Loan other than (x) to refinance the Loan in full or in part with any unsecured Indebtedness permitted under the TIAA Credit Facility or consented to by the Administrative Agent, (y) to prepay the Loan in full or in part with the proceeds of any issuance of Capital Securities of the Borrower or (z) to the extent that immediately prior to giving effect to such payment, the Borrower has Liquidity in an amount equal to such prepayment, so long as, in each instance under clause (x) or clause (y) or clause (z), (1) no Event of Default shall have occurred or be continuing or shall occur immediately after giving effect to such refinancing or prepayment, (2) no default in payment of any amount, or any other default of which the Borrower shall have knowledge, shall then be existing or shall occur with respect to any other Indebtedness for borrowed money of the Borrower or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $250,000, (3) such refinance or prepayment, as applicable, occurs after the second anniversary of the Closing Date and (4) after giving effect to such refinance or prepayment, as applicable, outstanding Advances under the TIAA Credit Facility do not exceed eighty percent (80%) of the Borrowing Base.

(c)          Payments and Distributions Received. If the Lender shall have received any payment from or distribution of assets of the Borrower in respect of Loan in contravention of the terms of this Section 22, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness to the extent necessary to comply with the provisions of this Section 22.

(d)          Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 10(f) of this Agreement occurs, the Lender shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to the amounts due and payable under this Agreement for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Agreement.  Upon the failure of the Lender to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Agreement and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender with respect to this Agreement.

(e)          Subordination. Upon the payment in full of all Senior Indebtedness, the Lender shall be subrogated to all rights of the holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until this Agreement shall have been paid in full, and such payments or distributions received by the Lender by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall between the Borrower and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Lender, on the other hand, be deemed to be a payment by the Borrower on account of the Senior Indebtedness and not on account of this Agreement.

(f)           Relative Rights. This Section 22 defines the relative rights of the Lender and the holders of Senior Indebtedness.  Nothing in this Section 22 shall (a) impair, as between the Borrower and the Lender, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on the Loan in accordance with the terms hereof; (b) affect the relative rights of the Lender and creditors of the Borrower other than holders of Senior Indebtedness; or (c) prevent the Lender from exercising its available remedies upon an Event of Default, subject to the rights, if any, under this Section 22 of holders of Senior Indebtedness.

(g)          Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Loan by reason of any provision of this Section 22 shall not be construed as preventing the occurrence of an Event of Default under Section 10.

(h)          Reliance by Lender. Upon any distribution of assets of the Borrower referred to in this Section 22, the Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the receiver, trustee, custodian, agent or other person making any distribution to the Lender for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Section 22.

(i)           Future Dealings. No right of the holders of Senior Indebtedness to enforce the subordination provisions contained in this Agreement shall at any time be prejudiced or impaired by any act or failure to act on the part of the Borrower or by a non-compliance by the Borrower with the terms of this Agreement.  The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the documents evidencing the Senior Indebtedness or any security therefore and release, sell or exchange such security and otherwise deal freely with the Borrower all without affecting the liabilities and obligations of the parties to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

MSC Income Fund, Inc.

By:	/s/ Brent D. Smith
Name: Brent D. Smith
Title: Chief Financial Officer and Treasurer

LENDER:

Main Street Capital Corporation

By:	/s/ Dwayne L. Hyzak
Name: Dwayne L. Hyzak
Title: Chief Executive Officer

[Signature Page to Term Loan Agreement]